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                                                                    EXHIBIT 23.4


                           CONSENT OF DIRECTOR NOMINEE


        I hereby consent to being named in the Registration Statement on Form S-1 (No. 333-______) of Odimo Incorporated, a Delaware Corporation ("Odimo"), and in all subsequent amendments and post-effective amendments or supplements to the Registration Statement (including the prospectus contained therein), as a director nominee of Odimo, with my election or appointment (if so elected or appointed) becoming effective no later than the effectiveness of the Registration Statement related to the offering contemplated therein.

Dated: July 14, 2004


Signature:   /s/  STEVEN TISHMAN
             ---------------------------------
             Steven Tishman